UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2011

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32922	05-0569368
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lincoln Centre

5400 LBJ Freeway, Suite 450

Dallas, TX 75240

(Address of Principal Executive Offices) (Zip Code)

(214) 451-6750

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Principal Officers; Election of Directors Appointment of Principal Officers.

On November 22, 2011, Aventine Renewable Energy Holdings, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) has appointed John Castle (“Mr. Castle”), the interim Chief Executive Officer, to serve as President and Chief Executive Officer of the Company, effective November 1, 2011.  On the same date, the Company also announced that the Board has appointed Calvin Stewart, the interim Chief Financial Officer, to serve as Chief Financial Officer of the Company, effective November 22, 2011. Mr. Stewart, age 44, previously served as Chief Accounting and Compliance Officer of the Company and as Vice President of Finance for the Company.

Prior to joining the Company in September 2010, Mr. Stewart served as Chief Financial Officer of White Energy, Inc., an ethanol production company.  Mr. Stewart joined White Energy in June 2006 as Corporate Controller.  From August 2004 to June 2006, Mr. Stewart served as Manager, Technical Accounting and Sr. Manager, Corporate Accounting, at Dresser, Inc., a global manufacturer of highly engineered energy infrastructure and oilfield products and services.  Previously, Mr. Stewart was Manager, Accounting and Finance, at Siemens Maintenance Services.  Mr. Stewart also served as Plant Operations Controller and Director of Accounting and Finance for Morningstar Foods, a national leader in dairy food and beverage manufacturing and distribution.  Mr. Stewart is a Certified Public Accountant with a Masters of Business Administration from Southern Methodist University’s Edwin L. Cox School of Business and a Bachelor of Science in Finance, cum laude, from Towson University.

In connection with Mr. Castle’s appointment as President and Chief Executive Officer of the Company, the Board has appointed Mr. Castle to serve as a new member of the Board. Mr. Castle will not receive any additional compensation in connection with his appointment to the Board.

Mr. Castle and the Company have also entered into an employment agreement, dated November 21, 2011 (the “CEO Employment Agreement”).  Pursuant to the terms of the CEO Employment Agreement, Mr. Castle will receive, among other things, (i) a base salary of $500,000 (which is an increase from his base salary of $350,000 as Chief Financial Officer) and (ii) an opportunity to receive bonuses totaling up to 200 percent of his base salary (which is consistent with his bonus opportunity as Chief Financial Officer).  Mr. Castle is not receiving additional equity awards in connection with his promotion; however, his existing equity award will continue to vest and be subject to the restriction contemplated by his prior employment agreement.

Mr. Stewart and the Company have also entered into an employment agreement, dated November 22, 2011 (the “CFO Employment Agreement”).  Pursuant to the terms of the CFO Employment Agreement, Mr. Stewart will receive, among other things, (i) a base salary of $300,000 and (ii) an opportunity to receive bonuses totaling up to 200% of his base salary.  Mr. Stewart is not receiving any equity awards in connection with his promotion; however, his existing equity award will continue to vest and be subject to the restriction contemplated by his award agreement.

The foregoing is a summary of the terms of the CEO Employment Agreement and the CFO Employment Agreement and is qualified in its entirety by reference to such employment agreements which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1	Employment Agreement between the Company and John Castle, dated as of November 21, 2011.

10.2	Employment Agreement between the Company and Calvin Stewart, dated as of November 22, 2011.

99.1	Press Release of Aventine Renewable Energy Holdings, Inc., dated November 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ Calvin Stewart
	Name:	Calvin Stewart
	Title:	Chief Financial Officer

Date: November 22, 2011